UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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BENCHMARK ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Benchmark Electronics Files Updated Investor Presentation

Highlights Merits of Strategy, Proven Track Record and Best-in-Class Corporate Governance

Provides Additional Disclosure on Secure Transaction, for which Benchmark Paid 8.5 X 2016 Estimated EBITDA

Board Urges Shareholders to Vote “FOR” ALL Benchmark’s Director Nominees on the WHITE Proxy Card

ANGLETON, Texas, April 22, 2016 -- Benchmark Electronics, Inc. (NYSE: BHE) today announced that it has filed an updated investor presentation with the U.S. Securities and Exchange Commission ("SEC") in connection with the Company’s 2016 Annual Meeting of Shareholders.  The presentation is available under the investor relations section of www.bench.com and on the SEC’s website at www.sec.gov.

Benchmark’s presentation highlights the strategic actions the Company’s Board of Directors and management have taken to enhance shareholder value.  These actions include a continued shift of Benchmark’s portfolio towards higher value, higher margin markets, to deliver sustainable growth and higher profit margins which in turn generate higher returns on capital for its shareholders.

The presentation provides additional disclosure on the Secure Technology transaction and illustrates why acquiring Secure was an essential building block of our transformation strategy and in the best interest of all Benchmark shareholders.  As management discussed during Benchmark’s first quarter results earnings call, stable demand from Secure’s defense customers during the first quarter helped offset the secular challenges in traditional computing and network markets and late quarter softness in the industrial sector.  Benchmark has determined to provide additional disclosure on the Secure transaction at this time to further demonstrate the long-term benefits and merits of the transaction:

●
Benchmark paid 8.5X Enterprise Value/16E EBITDA (below Secure’s two closest peers).  This valuation further supports the Board’s careful determination that the Secure transaction was the best use of capital amongst all alternatives reviewed at the time – more accretive to growth, margin and long-term ROIC than alternate uses of capital considered, including a share repurchase; and

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The Company is already generating additional cross-selling opportunities and new business wins from the Secure business that were not included in management’s initial forecast at the time of the acquisition, providing financial evidence for the strategic rationale.

Furthermore, the presentation addresses Engaged Capital’s misleading calculations regarding the value creation potential of its "plan".  Not only does Engaged Capital continue to promote its flawed working capital analysis as the cornerstone of its "plan," but it demonstrates a troubling lack of understanding of basic corporate finance principles and takes credit for potential benefits from the company's existing operational plan and working capital initiatives.

Finally, the presentation highlights the strength of Benchmark’s Board of Directors, including its proven executive, financial and operational expertise, intimate knowledge of the Company’s business, superior track record of achievement, and a demonstrated commitment to creating value for all shareholders.

BENCHMARK SHAREHOLDERS ARE URGED TO VOTE THE WHITE PROXY CARD TODAY

Your Board and management team are focused on enhancing value for all Benchmark shareholders.  We have taken – and will continue to take – numerous steps to strengthen the Company's performance and value-creation potential.

The Benchmark Board of Directors unanimously recommends that shareholders vote the WHITE proxy card today “FOR” the election of the Board's experienced and highly qualified director nominees: David Scheible, Michael Dawson, Gayla Delly, Douglas Duncan, Kenneth Lamneck, Bernee Strom, Paul Tufano and Clay Williams.

Whether or not you plan to attend the Annual Meeting, you have an opportunity to protect your investment in Benchmark by voting the WHITE proxy card.  We urge you to vote today by telephone, by internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.  Benchmark shareholders are reminded that their vote is important, no matter how many or how few shares they own, and that the latest submitted proxy card will revoke any previously submitted proxy card.  Please do not return or otherwise vote any blue proxy card sent to you by Engaged Capital.  If you have already sent back the blue card, you can still change your vote using the enclosed WHITE proxy card to support your Board’s highly qualified director nominees.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
Proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

About Benchmark Electronics, Inc.
Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial equipment (including equipment for the aerospace and defense industries), telecommunication equipment, computers and related products for business enterprises, medical devices, and test and instrumentation products.  Benchmark's global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

Forward-Looking Statements
This letter contains forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things: guidance for 2016; statements, express or implied, concerning future operating results or margins; the ability to generate sales, income or cash flow; the benefits of the Secure acquisition and our ability to continue share repurchases; and Benchmark’s business and growth strategies and expected growth and performance. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally. If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All forward-looking statements included in this letter are based upon information available to Benchmark as of the date of this document, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2015, in its other filings with the U.S. Securities and Exchange Commission (the “SEC”) and in its press releases.

Additional Information and Where to Find It
Benchmark has filed a definitive proxy statement with the SEC with respect to the 2016 Annual Meeting and has mailed the definitive proxy statement and accompanying white proxy card to its shareholders. Benchmark shareholders are strongly encouraged to read the definitive proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully in their entirety when they become available because they contain (or will contain) important information. Benchmark, its directors, executive officers and other employees may be deemed to be participants in   the solicitation of proxies from Benchmark shareholders in connection with the matters to be considered at Benchmark’s 2016 Annual Meeting. Information about Benchmark’s directors and executive officers is available in Benchmark’s definitive proxy statement for its 2016 Annual Meeting. Shareholders may obtain a free copy of the definitive proxy statement and any other documents filed by Benchmark with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also are available free of charge on Benchmark’s website at www.bench.com under “Investor Relations – Annual Reports” or by contacting Benchmark Investor Relations at (979) 849-6550.